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                                                                    EXHIBIT 10.2
[BofA LOGO]
BANK OF AMERICA                                          BUSINESS LOAN AGREEMENT
NATIONAL TRUST AND SAVINGS ASSOCIATION

This Agreement dated as of June 9, ,1998 is between Bank of America National Trust and Savings Association (the "Bank") and CHROMAVISION MEDICAL SYSTEMS, INC. (the "Borrower").

1. LINE OF CREDIT AMOUNT AND TERMS.

1.1 LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Five Million Dollars ($5,000,000).

(b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and May 30, 2000 (the "Expiration Date") unless the Borrower is in default.

1.3 INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate minus one quarter of one (.25) percentage point.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4 REPAYMENT TERMS.

(a) The Borrower will pay interest on April 1, 1998, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

(c) Any interest period for an optional interest rate (as described below) shall expire no later than the Expiration Date.

1.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect the optional interest rates listed below during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

(a)      the Short Term Base Rate plus 1.50 percentage points.

(b)      the LIBOR Rate plus 1.50 percentage points.

2. OPTIONAL INTEREST RATES.

2.1 OPTIONAL RATES. Each optional interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the Portion. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

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2.2 SHORT TERM BASE RATE. The election of Short Term Fixed Rates shall be subject to the following terms and requirements:

(a) The "Short Term Fixed Rate" means the fixed interest rate the Bank and the Borrower agree will apply during the applicable interest period.

(b) The "Short Term Base Rate" means the fixed interest rate per annum, determined solely by the Bank on the first day of the applicable interest period for the Portion, as the rate at which the Bank would be able to borrow funds in the Money Market in the amount of the Short Term Fixed Rate Portion and with an interest and principal payment schedule equal to the Short Term Fixed Rate Portion and for a term equal to the applicable interest period. The Short Term Base Rate shall include adjustments for reserve requirements, federal deposit insurance, and any other similar adjustment which the Bank deems appropriate. The Short Term Base Rate is the Bank's estimate only and the Bank is under no obligation to actually purchase or match funds for any transaction.

(c) "Money Market" means one or more wholesale funding markets available to the Bank, including domestic negotiable certificates of deposit, eurodollar deposits, bank deposit notes or other appropriate money market instruments selected by the Bank.

(d) The interest period during which the Short Term Fixed Rate will be in effect will be no shorter than 30 days and no longer than one year.

(e)      Each Short Term Fixed Rate Portion may be for any dollar amount.

(f) Each prepayment of a Short Term Fixed Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

         (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

         (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the Money Market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

2.3 LIBOR RATE. The election of LIBOR Rates shall be subject to the following terms and requirements:

(a) The interest period during which the LIBOR Rate will be in effect will be one, two, three, four, five, six, seven, eight, nine, ten, eleven, or twelve months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in California, New York and London and dealing in offshore dollar (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b)      Each LIBOR Rate Portion may be for any dollar amount.

(c) The "LIBOR Rate" means the interest rate determined by the following formula rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                 LIBOR Rate =     London Inter-Bank Offered Rate
                                  ------------------------------
                                  (1 .00 - Reserve Percentage)

         Where,

         (i) "London Inter-Bank Offered Rate" means the interest rate at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. A "London Banking Day" is a day on which the Bank's London Branch is open for business and dealing in offshore dollars.

         (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be


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                  expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrower shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon San Francisco time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

(e) The Borrower may not elect a LIBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

(f) Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

         (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

         (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

(g) The Bank will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

         (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate PorlJon are not available in the London inter-bank market; or

         (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

3. EXPENSES

3.1 REIMBURSEMENT COSTS.

(a) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

(b) The Borrower agrees to reimburse the Bank for the cost of periodic audits of the collateral securing this Agreement, at such intervals as the Bank may reasonably require. The audits may be performed by employees of the Bank or by independent auditors.

4. PERSONAL PROPERTY COLLATERAL. The Borrower's obligations to the Bank under this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the Borrower.

(a) Securities account number 01-40-403-0010320 (the "Account") owned by the Borrower and maintained by the Bank. The contents of the Account are subject to restrictions imposed by this and other agreements between the Bank and the Borrower. Regulation U of the Board of Governors of the Federal Reserve System places certain restrictions on loans secured by margin stock (as defined in the Regulation). The Bank and the Borrower shall comply with Regulation U. If any of the collateral is margin stock, the Borrower shall provide to the Bank a Form U-1 Purpose Statement. The Bank is prohibited from accepting as collateral certain Ineligible Securities while they are being underwritten or privately placed by BankAmerica Robertson Stephens ("BRS"). The Bank and the Borrower shall comply with these restrictions. BRS is a wholly-owned subsidiary of BankAmerica Corporation, and is a registered broker-dealer which is permitted to underwrite and deal in certain Ineligible Securities. "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.


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5. DISBURSEMENTS, PAYMENTS AND COSTS.

5.1 TELEPHONE AND TELEFAX AUTHORIZATION.

(a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 14178-03031, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

5.2 DIRECT DEBIT. The Borrower agrees that interest and principal payments and any fees will be deducted automatically on the due date from the Borrower's account number 14178-03031, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

5.3 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

5.4 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following: (a) any reserve or deposit requirements; and (b) any capital requirements relating to the Bank's assets and commitments for credit.

5.5 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Instalments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

5.6 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at s rate which is two (2.00) percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.


6. CONDITIONS. The Bank must receive any documents and other items it may reasonably require, including but not limited to the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement.

6.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower and each guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

6.2 GOVERNING DOCUMENTS. A copy of the Borrower's articles of incorporation.

6.3 SECURITY AGREEMENTS. Signed original security agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), and deeds of trust which the Bank requires.

6.4 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

6.5 CONDITIONS TO EACH ADVANCE. As additional prior conditions to the Bank's obligation to make any advance under the line of credit, and notwithstanding any provision to the contrary herein, Borrower shall have deposited into the Account such additional Permitted Assets as are necessary to raise the market value of the Account to at least one hundred eleven percent (111%) of the



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aggregate amount of all outstandings under the line of credit after giving effect to the requested advance, and Bank shall have received from Short Term Asset Management's ("STAM") facsimile or written confirmation (or such other evidence as is satisfactory to Bank in its sole discretion) that the market value of the Account meets such requirement.

7. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

7.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

7.2 AUTHORIZATION. This Agreement has been duly authorized and is enforceable without conflict with any laws or any other obligation of the Borrower.

7.3 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

7.4 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

7.5 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

7.6 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

7.7 COLLATERAL ACCOUNT.

(a)      The Account consists solely of interests in the following:

         (i) Liquidity Optimized General Investment Contracts established with major insurance companies with quality ratings of at least Al/P1 ("Acceptable LOGICs"); and

         (ii) LateCash Bank Issues in Banks with quality ratings of at least Al/P1 ("Acceptable LateCash").

(b) The market value of the assets in the Account shall at all times be not less than one hundred eleven percent (111%) of the aggregate amount of all outstandings under the line of credit.

7.8 YEAR 2000 COMPLIANCE. The Borrower has implemented a comprehensive program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999) and expects to resolve on a timely basis any material year 2000 problem. The Borrower has also made inquiry of each supplier, vendor and customer of the Borrower that is of material importance to the financial well-being of the Borrower with respect to the "year 2000 problem". On the basis of that inquiry, the Borrower believes that each such supplier, vendor and customer of the Borrower will resolve any material year 2000 problem on a timely basis.

8. COVENANTS. The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

8.1 USE OF PROCEEDS. To use the proceeds of the credit only to bridge maturing investment and cash flow requirements.

8.2 FINANCIAL INFORMATION. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

(a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an opinion satisfactory to the Bank) by a certified public accountant ("CPA") acceptable to the Bank.

(b) Within 60 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared.

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(c)      Within 30 days of each month end, the Borrower shall provide to the
         Bank copies of statements from STAM evidencing collateral with a value of at least one hundred eleven percent (111%) of the amount of all aggregate outstandings under the line of credit.

8.3 OTHER DEBTS. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others without the Bank's written consent. This does not prohibit:

(a)      Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)      Obtaining surety bonds in the usual course of business.

(d) Liabilities in existence on the date of this Agreement disclosed in writing to the Bank in the Borrower's financial statement dated December 31, 1997.

(e) Additional credit for a Three Million Dollar ($3,000,000) asset based line of credit.

8.4 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)      Deeds of trust and security agreements in favor of the Bank.

(b)      Liens for taxes not yet due.

(c) Liens to support line of credit as stated in paragraph 8.3(e) of this Agreement.

8.5 OUT OF DEBT PERIOD. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least one (1) day in each fiscal quarter.

8.6 NOTICES TO BANK. To promptly notify the Bank in writing of:

(a) any lawsuit over One Million Dollars ($1 ,O00,000) against the Borrower or any guarantor (or any trustor).

(b) any substantial dispute between the Borrower or any guarantor (or any trustor) and any government authority.

(c)      any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's or any guarantor's (or any trustor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

8.7 AUDITS. To allow the Bank and its agents to examine, audit, and make copies of any physical certificates and books and records concerning the collateral securing this Agreement at any reasonable time. If any of the collateral, books, or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform examinations or audits.

8.8 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

8.9 PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

8.10 INSURANCE. To maintain insurance as is usual for the business it is in.

8,11 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business,

(b)      liquidate or dissolve the Borrower's business.



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

(c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company, with the exception of the joint venture with Chiron Diagnostic, Inc.

(d) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(e) sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(f) enter into any sale and leaseback agreement covering any of its fixed or capital assets, with the exception of what is permitted under Paragraph 8.3(e) of this Agreement.

(g)      acquire or purchase a business or its assets

(h) voluntarily suspend its business for more than one day (except for weekends and state or federal holidays).

(i)      acquire master notes or variable amount notes.

(j) deposit, or direct or instruct BTAM or any other person to deposit, any assets into the Account other than Acceptable LOGICs and/or Acceptable LateCash (collectively, "Permitted Assets").

(k) direct or instruct any other person to acquire for the Account, any master notes or variable amount notes.

8.12 VALUE OF COLLATERAL ACCOUNT. To maintain Permitted Assets in the Account with a market value of not less than one hundred eleven percent (111%) of the amount of all aggregate outstandings under the line of credit, and to immediately add to the Account, as required to increase the market value of the Account to at least 111% of the amount of all aggregate outstandings.

9. DEFAULT. If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under this Agreement will automatically become due immediately.

9.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

9.2 LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

9.3 FALSE INFORMATION. The Borrower or any guarantor (or any trustor) has given the Bank false or misleading information or representations.

9.4 BANKRUPTCY, RECEIVERS. The Borrower or any guarantor (or any trustor) or any general partner of the Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower or any guarantor (or any trustor) or any general partner of the Borrower or the Borrower or any guarantor (or any trustor) or any general partner of the Borrower makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for the Borrower's or any guarantor's (or any trustor's) business, or the business is terminated or any guarantor is liquidated or dissolved.

9.5 LAWSUITS. Any lawsuit or lawsuits are filed against the Borrower or any guarantor (or any trustor) in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

9.6 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower or any guarantor (or any trustor), or the Borrower or any guarantor (or any trustor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more in excess of any insurance coverage.

9.7 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any guarantor's (or any trustor's) financial condition or ability to repay.

9.8 MATERIAL ADVERSE CHANGE. A material adverse change occurs, or is reasonably likely to occur in the Borrower's or any guarantor's (or any trustor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.


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9.9 CROSS-DEFAULT. Any material default occurs under any agreement in connection with any credit the Borrower or any guarantor (or any trustor) or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower or any guarantor (or any trustor) or any of the Borrower's related entities or affiliates has guaranteed. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of 15 days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

9.10 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

9.11 OTHER BANK AGREEMENTS. The Borrower or any guarantor (or any trustor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower or any guarantor (or any trustor) has with the Bank or any affiliate of the Bank.

9.12 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply ~ any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank.

10. ENFORCING THIS AGREEMENT; MISCELLANEOUS.

10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

10.2 CALIFORNIA LAW. This Agreement is governed by California law.

10.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.

10.4 ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

         (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

         (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;


         (iii)    Any violation of this Agreement; or

         (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

         (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

         (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

         (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

         (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)      This provision does not limit the right of the Borrower or the Bank to:

         (i)      exercise self-help remedies such as setoff;

         (ii) foreclose against or sell any real or personal property collateral; or

         (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                  (A)      an interim remedy; and/or

                  (B)      additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

10.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

10.6 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

10,7 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

10.8 INDEMNIFICATION. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of

(a)      this Agreement or any document required hereunder,

(b) any credit extended or committed by the Bank to the Borrower hereunder, and

(c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel).

This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

This Agreement is executed as of the date stated at the top of the first page.



BANK OF AMERICA NATIONAL TRUST AND SAVINGS    CHROMAVISION MEDICAL SYSTEMS, INC.
ASSOCIATION

By /s/ BETSY BACKAM                           By /s/ DOUG HARRINGTON
   -------------------------------------         -------------------------------
Name: Betsy Backam                            Name: Doug Harrington
Title: Vice President                         Title: Chief Executive Officer


                                              By /s/ KEVIN O'BOYLE
                                                 -------------------------------
                                              Name: Kevin O'Boyle
                                              Title: Vice President and
                                                     Chief Financial Officer


Address where notices to Bank                  Address where notices to Borrower
are to be sent:                                are to be sent:

Century city regional Commercial Banking
  Office 01417                                 ---------------------------------
2049 Century Park East, Suite 200              33171  Paseo Cerveza
Los Angeles, California 90067                  San Juan Capistrano, California
                                               92675

[B of A LOGO]
Bank of America
National Trust and Savings Association

                               SECURITY AGREEMENT
                                  (Securities)

1. Grant of Security interest. As security for any and all Indebtedness (as defined below) of ChromaVision Medical Systems, Inc. ("Debtor"), the undersigned ChromaVision Medical Systems, Inc. ("Pledgor") hereby irrevocably and unconditionally grants a security interest in and assigns and transfers to Bank of America National Trust and Savings Association ("Bank") all property referred to in Exhibit A attached hereto (the "Collateral").

2. Indebtedness. "Indebtedness" means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of Debtor or any one or more of them to Bank, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by Bank by assignment or otherwise. Unless otherwise agreed in writing, "indebtedness" shall not include such debts, obligations or liabilities which are or may hereafter be "consumer credit" subject to the disclosure requirements of the Federal Truth-in-Lending law or any regulation promulgated thereunder.

3. Pledgor's Covenants. Pledgor covenants and warrants that unless compliance is waived by Bank in writing:

(a) Pledgor owns the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Bank.

(b) Pledgor will at all times maintain Collateral of a character and value satisfactory to Bank.

(c) Pledgor shall take all actions necessary from time to time to maintain the first priority and perfection of said security interest and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(d) Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(e) Pledgor will notify Bank in writing prior to any change in Pledgor's name, identity or business structure.

(f) Pledgor resides (if Pledgor is an individual), or Pledgor's chief executive office (if Pledgor is not an individual) is located, in the state specified on the signature page hereof. Pledgor shall give Bank at least thirty (30) days' notice before changing said state of residence or of its chief executive office.

4. Powers of Bank. At any time, without notice, and at the expense of Pledgor and Debtor, Bank in its name or in the name of Pledgor may, but shall not be obligated to:

(a) Collect by legal proceedings or otherwise, endorse, receive and receipt for all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral.

(b) Make any compromise or settlement it deems desirable or proper with reference to the Collateral.

(c) Insure, process and preserve the Collateral.

(d) Participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by Bank thereafter as Collateral pursuant to the provisions hereof.

(e) Cause Collateral to be transferred to its name or to the name of its nominee or the name of a depository or its nominee.

(f) Obtain from any custodian or bailee holding the Collateral any and all information with respect to the Collateral, without any further consent of or notice to Pledgor.

(g) Exercise as to the Collateral all the rights, powers and remedies of an owner necessary to exercise its rights under this paragraph, but prior to any Event of Default under this Security Agreement, Bank shall not vote any securities constituting Collateral except as instructed by Pledgor.

Pledgor hereby appoints Bank its attorney-in-fact to carry out any of the powers granted by this paragraph.

5. Events of Default. Any one or more of the following shall constitute an event of default hereunder ("Event of Default") if it has not been cured to the Bank's satisfaction on or before fifteen calendar days after the date Debtor receives written notice thereof, in the case of the occurrence of items (a), (b) and/or
(d), below, or, in the case of the occurrence of any event described in items
(c), (e) and/or (f), below, fifteen calendar days after the occurrence thereof."

(a) Debtor fails to pay any Indebtedness when due, or breaches any other term of any agreement evidencing the Indebtedness.

(b) Pledgor breaches any term, provision, warranty or representation under this Security Agreement.

(c) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of any Debtor or Pledgor or of any guarantor of any Indebtedness.

(d) Any Debtor, any Pledgor, or any guarantor of any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, becomes incompetent, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

(e) Any case, proceeding or other action is commenced against any Debtor, any Pledgor or any guarantor of any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(f) Any involuntary lien of any kind or character attaches to any Collateral.

(g) Any deterioration or impairment of the Collateral or any part thereof or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral in the good faith judgment of Bank to become unsatisfactory as to character or value.

6. Remedies. If an Event of Default occurs, Bank may do any one or more of the following:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner (including the right to vote any securities constituting Collateral).

(c) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(d) Sell ail or any part of the Collateral at public or private sale, without demand, advertisement or notice, in such manner and order as Bank may elect. Bank may purchase the Collateral for its own account at any such sale. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Bank shall have no liability or responsibility to Pledgor for such loss.

(e) Enforce the security interest of Bank in any deposit account which is part of the Collateral by applying such account to the Indebtedness.

(f) Exercise any other remedy provided under this Security Agreement or by any applicable law. Pledgor acknowledges that all such rights and remedies are cumulative, and the exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

7. Waivers. Bank shall be under no duty or obligation whatsoever (a) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Bank as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, or (b) to give Pledgor notice of, or to exercise, any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral.

8. Additional Waivers. Pledgor waives any right to require Bank to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Bank's power; and waives any defense arising by reason of any disability or other defense of Debtor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other person. Until the Indebtedness is paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Security Agreement, and Pledgor waives any right to enforce any remedy which Bank now has or may hereafter have against Debtor or against any other person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Bank. If any Pledgor is not also a Debtor with respect to a specified indebtedness, such Pledgor authorizes Bank without notice or demand and without affecting Pledgor's liability hereunder, from time to time to: (a) renew, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral, for the payment of the Indebtedness or any part thereof, and exchange, enforce, waive and release the Collateral or any part thereof or any such other security; and (c) release or substitute Debtor or any one or more of them, or any of the endorsers or guarantors of the Indebtedness or any part thereof, or any other parties thereto.

9. Return of Collateral. Bank may at any time deliver the Collateral or any part thereof to Pledgor and the receipt of Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

10. Transfer of Collateral. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Bank shall retain all rights and powers hereby given.

11. Continuing Agreement. This is a continuing Security Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Debtor or any one or more of them to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Debtor or any one or more of them, or any other event or proceeding affecting Debtor or any one or more of them.

12. Continuing Powers. Until all Indebtedness shall have been paid in full, the power of sale and all other rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor or any one or more of them may have ceased. Pledgor waives the benefit of any statute of limitations as applied to this Security Agreement.

13. Custody of Collateral. Bank may, in its discretion, hold some or all of the Collateral in an account with a custody unit of Bank. Debtor shall reimburse Bank for the usual custody charges and expenses of Bank's custody unit. Bank may, in its sole discretion, retain the Collateral in physical form or with a depository. Bank shall not be required to segregate the Collateral from other securities owned by third parties. Debtor and Pledgor agree to be bound by the rules, procedures, practices, liens and assessments of each depository used by Bank. Bank shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster beyond the reasonable control of Bank, or for any other loss or damage to the Collateral unless shown to have arisen from Bank's intentional misconduct or lack of reasonable care.

14. Conflict of Interest. In some cases, some or all of the Collateral may be held by Bank pursuant to another agreement, other than this Security Agreement, between Bank and Pledgor (the "Account Agreement"). Pledgor acknowledges that a conflict may arise between Bank's obligations under the Account Agreement, including any obligations to direct the Pledgor's investments or to provide investment advice, and Bank's rights as a lender under this

Security Agreement. In such event, Pledgor expressly agrees that Bank's rights as lender shall take precedence over Bank's obligations under the Account Agreement. Pledgor agrees that all provisions of the Account Agreement that directly or indirectly prohibit any extension of credit or the grant of a security interest in the Collateral, or which are contrary to the provisions of this Security Agreement, are hereby amended to the extent necessary to permit this Security Agreement to be fully effective according to its terms.

15. Custody of Collateral at Bailee. If permitted by Bank, some or all of the Collateral may be held at a broker or other bailee (the "Bailee"). Pledgor shall pay to Bailee any charges or costs imposed by the Bailee. Pledgor at no time shall request that Bailee release any Collateral to Pledgor, except as expressly permitted by Bank. Bank may, at any time, require Bailee to do any or all of the following: (a) disburse any or all of the Collateral to Bank; (b) allow Bank (and not Pledgor) to exercise any rights relating to the Collateral; (c) sell some or all of the Collateral and remit the sales proceeds (less Bailee's normal sales charge) to Bank; and (d) buy and sell Collateral only upon the instructions of Bank (and not Pledgor).

16. Indemnity ReRardinR Bailee. If Bank permits any of the Collateral to be maintained at a Bailee, Pledgor hereby agrees to indemnify, defend and hold harmless Bank, its successors and assigns and its directors, officers, employees and agents, from and against any and all losses, liabilities, damages, obligations, deficiencies, payments, costs and expenses (including, without limitation, costs and expenses of any and all actions, suits, proceedings, arbitrations, demands, assessments, judgments, settlements, compromises relating thereto and reasonable attorneys' fees and disbursements in connection therewith, and including allocated costs of in-house counsel) sustained or incurred by Bank or any other indemnitee in any way arising from or related to Bank's actions with respect to Bailee as contemplated herein or contemplated by any agreement with or notice to Bailee, except such as are due to Bank's willful misconduct or gross negligence.

17. Trading or Substitution of Collateral. Unless otherwise agreed by Bank, Bank shall be under no obligation to permit any trading or substitution of the Collateral or to permit the release of any Collateral or the proceeds thereof until the Indebtedness has been paid in full.

18. Costs. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Bank in exercising any right, power or remedy conferred by this Security Agreement or in the enforcement thereof, and including the charges and expenses of Bank's custody unit or of any Bailee, shall become a part of the Indebtedness secured hereunder and shall be paid to Bank by Debtor and Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Security Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments). Such costs and attorneys' fees shall include, without limitation, the allocated cost of in-house counsel.

19. Miscellaneous.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

(b) Pledgor and Debtor shall, at the request of Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Security Agreement as Bank may reasonably deem necessary. Pledgor hereby appoints Bank as its attorney-in-fact with tull power and authority to (i) sign any financing statements which must be executed or filed to perfect or continue perfected our security interest in the Collateral, and
    (ii) file any such financing statements by electronic means with or without a signature as authorized er required by applicable law or filing procedures.

(c) This Security Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

(d) Ail terms not defined herein are used as set forth in the Uniform Commercial Code.

(e) This Security Agreement shall benefit Bank's successors and assigns and shall bind Pledgor's successors and assigns.

(f) Pledgor shall immediately deliver to Bank (or the Bailee, if any) any Collateral now or hereafter in Pledgor's possession.

(g) In all cases where more than one party executes this Security Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

In Witness Whereof Pledgor has executed this Security Agreement (by its duly authorized officer, if Pledgor is not an individual), as of May 8, 1998.

                                       Pledgor:

                                       ChromaVision Medical Systems, Inc.


                                       /s/ DOUG HARRINGTON
                                       ------------------------------------
                                          Doug Harrington
                                          Chief Executive Officer

                                       /s/ KEVIN O'BOYLE
                                       ------------------------------------
                                           Kevin O'Boyle, Vice President,
                                           and Chief Financial Officer

Pledgor's location (residence
if Pledgor is an individual;
Chief Executive office if
Pledgor is not an individual)

33171 Paseo Cerveza
San Juan Capistrano, California 92675

Mailing address if different
than above:

-----------------------------

-----------------------------

-----------------------------

If Pledgor's Taxpayer Identification
Number (TIN) to be used for tax reporting purposes with respect to the Collateral is 75-2649072

(Check if applicable)

[ ] The Pledgor is not a citizen or resident of the United States; is not a legal entity organized under the laws of the United States; and is not doing business in the United States.

                     ACKNOWLEDGEMENT AND CONSENT OF DEBTOR

If Debtor is different from Pledgor, such Debtor signs below to acknowledge and consent to the terms of this Security Agreement.

                                                Debtor:

                                                /s/
                                                --------------------------------

                        EXHIBIT A TO FINANCING STATEMENT

Debtor:         ChromaVision Medical Systems, inc.
Secured Party:  Bank of America National Trust and Savings Association

                            DESCRIPTION OF COLLATERAL

(a) Account number 01-40-403-0010320 maintained by Bank in the name of Debtor or for the benefit of Debtor (or any one or more Debtor), and all successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained (the "Accounts") and all rights of Debtor in connection with the Accounts.

(b) All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit accounts, instruments, general intangibles, and all other investments or property of any sort now or hereafter held, maintained or administered in the Accounts, other than any interest in any master notes or variable amount notes.

(c) All rollovers, renewals or reinvestments of any of the foregoing property.

(d) All stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, dividends, rights to interest, interest payments, dividends paid in stock, new securities or other property which Debtor (or any one or more Debtor) is or may hereafter become entitled to receive on account of any of the foregoing property.

(e) The proceeds, increase and products of any of the foregoing or replacements thereof or substitutions therefor.